CONFIDENTIAL
Exhibit 10.55
CERTAIN PORTIONS OF THIS EXHIBIT (INDICATED BY [***]) HAVE BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K BECAUSE THEY ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE COMPANY TREATS AS PRIVATE AND CONFIDENTIAL.
THREE-PARTY ROYALTY PAYMENT AGREEMENT
This THREE-PARTY ROYALTY PAYMENT AGREEMENT (the “Agreement”) is entered into by and among ZYMEWORKS BC INC., a corporation organized and existing under the laws of British Columbia (“Zymeworks” or “Licensor”), having a place of business at 114 East 4th Avenue, Suite 800, Vancouver, BC, Canada V5T 1G4, BEONE MEDICINES LTD., (formerly known as BeiGene, Ltd., a Cayman Islands exempted company incorporated with limited liability) a corporation organized and existing under the laws of Switzerland having a registered office address at c/o BeOne Medicines I GmbH, Aeschengraben 27, 4051 Basel, Switzerland (“BeOne” or “Licensee”), and BeOne Pharmaceutical (Suzhou) Co., Ltd. (“BeOne Suzhou”), a corporation organized and existing under the laws of the PRC having a place of business at Building 9, Biological Industrial Park, No. 218, Sangtian Street, Suzhou Industrial Park, Suzhou, China (Jiangsu) Pilot Free Trade Zone, on the date of the last of the Parties to sign below. Licensor, Licensee and BeOne Suzhou are referred to herein individually as a “Party” and collectively as the “Parties”.
WHEREAS, BeOne has signed a LICENSE AND COLLABORATION AGREEMENT (the “Original Agreement”) with Zymeworks, BeOne has obtained from Zymeworks an exclusive license (the “License”) under the Zymeworks’ Patent Rights to develop and commercialize Licensed Products (including zanidatamab), in the Field in the Territory all in accordance with the terms and conditions set forth in the Original Agreement.
WHEREAS, BeOne Suzhou participates in the development, manufacturing and commercialization activities relevant to the Zymeworks’ Patent Rights (“Operational Activities”) in the People’s Republic of China (“PRC”), which for purposes of this Agreement shall exclude Hong Kong, Macau and Taiwan, and has benefited from such Operational Activities.
WHEREAS, as of the Effective Date (as defined below), BeOne has assigned its rights and obligations under the Original Agreement to BeOne Suzhou, but only to the extent of Operational Activities in PRC, in accordance with the terms hereof.
WHEREAS, as of the Effective Date (as defined below), BeOne Suzhou wishes to pay the PRC portion of Development Milestone Payments, Commercialization Milestone Payments and royalty payments payable under Section 9.5 of the Original Agreement (the “Royalties”) directly to the Licensor, in accordance with the terms hereof.

NOW THEREFORE, in consideration of the unanimous covenants and agreements contained herein below, and other good and valuable consideration, the sufficiency of which is hereby acknowledged by all Parties, the Parties agree as follows:
ARTICLE 1
PARTIAL ASSIGNMENT AND ASSUMPTION

1.1BeOne and BeOne Suzhou acknowledge and confirm that i) BeOne Suzhou is the actual beneficiary of the utilization of Zymeworks’ Patent Rights in PRC by taking the functions of the Operational Activities as well as [***]; and therefore ii) BeOne has assigned to BeOne Suzhou as the actual beneficiary, and BeOne Suzhou has assumed, the rights and obligations of the Licensee under the Original Agreement to the extent of its Operational Activities in the PRC, including the obligation of paying the PRC portion of Development Milestone Payments, Commercialization Milestone Payments and Royalties according to Section 9.2 – 9.11 of the Original Agreement (the “PRC Payment Assignment”). The Parties agree that all applicable terms and provisions of the Original Agreement shall apply to BeOne Suzhou to the same extent as such terms and provisions apply to BeOne. (For reference to the Original Agreement, please see APPENDIX 1 – License and Collaboration Agreement, attached).
1.2The PRC portion of Development Milestone Payments and Commercialization Milestone Payments shall be mutually agreed upon by BeOne and Zymeworks based on the proportionate use and benefit of the License by BeOne Suzhou within the PRC and BeOne outside the PRC in connection with each Development Milestone Payment and Commercialization Milestone Payment. The PRC portion of Royalties shall be attributable to the PRC portion of the aggregate Net Sales of Licensed Products in the Territory for each Calendar Year, at the percentage rates set forth in Section 9.5 of Original Agreement. (For reference to the Original Agreement, please see APPENDIX 1 – License and Collaboration Agreement, attached). The Parties acknowledge that on or around June 20, 2025, BeOne paid Zymeworks a USD $20 Million Development Milestone Payment for the achievement of Development Milestone Event (as defined in the Original Agreement) #[***] on or around May 30, 2025. The Parties agree that the PRC portion of such Development Milestone Payment is attributed in full to BeOne.
1.3BeOne Suzhou should be responsible for development, manufacturing and commercialization in the PRC of the Licensed Products in accordance with Section 8 of the Original Agreement and shall book sales of such Licensed Product that obtains Regulatory Approval in the PRC in accordance with the Commercialization Plan for such Licensed Product and all Applicable Laws, [***]. (For reference to the Original Agreement, please see APPENDIX 1 – License and Collaboration Agreement, attached).
1.4The Licensor acknowledges this payment arrangement and hereby confirms that such direct payment by BeOne Suzhou shall be treated as if made by BeOne under the Original Agreement and as a result, in line with Section 9.11 of the Original

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Agreement, each Party shall be responsible for its own tax liabilities arising under the Original Agreements and this Agreement. For the avoidance of doubt, if BeOne Suzhou is required by Applicable Law to deduct or withhold any Taxes from or in respect of any Development Milestone Payments, Commercialization Milestone Payments or Royalties as a result of the PRC Payment Assignment, BeOne Suzhou shall [***], Commercialization Milestone Payments or Royalties. BeOne Suzhou shall [***] submit to Zymeworks appropriate proof of payment of the withheld Taxes as well as the official receipts within a [***] . BeOne Suzhou shall provide Zymeworks [***] assistance in order to allow Zymeworks to obtain the benefit of any present or future treaty against [***] in Taxes which may apply to the amount payable by BeOne Suzhou to Zymeworks; provided however, should (a) Zymeworks not be able to obtain the benefit of any present or future treaty against [***] in Taxes which may apply to the amount payable by BeOne Suzhou to Zymeworks, or (b) BeOne Suzhou, despite Zymeworks’ receiving the benefit of any such treaty, nevertheless be obligated to withhold Taxes from any amount payable to Zymeworks under the Agreement that are not recovered by Zymeworks, then such amount payable to Zymeworks will be [***] so that, after deducting or withholding such Taxes, Zymeworks receives an amount equal to [***] had no such deduction or withholding been required as a result of the PRC Payment Assignment. (For reference to the Original Agreement, please see APPENDIX 1 – License and Collaboration Agreement, attached).
ARTICLE 2
PAYMENTS

2.1 The method and timing of the payments by BeOne Suzhou to Zymeworks under this Agreement shall be governed by Section 9.2 – 9.11 of the Original Agreement as supplemented by this Agreement. (For reference to the Original Agreement, please see APPENDIX 1 – License and Collaboration Agreement, attached).
2.2 For each time of the payment under this Article 2, in order to facilitate BeOne Suzhou’s performance of the payment obligations, if the remitting bank of BeOne Suzhou or the competent foreign exchange / tax authorities request it, Licensor should issue a written payment request, which can take the form of an invoice, to BeOne Suzhou stating the amount payable under the Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1 The Parties confirm that each Party is an independent legal entity. Nothing in this Agreement shall be deemed to constitute a partnership, joint venture, or agency relationship among them.
3.2 Each Party represents and warrants that it is duly organized, validly existing, and in good standing under the laws of its place of incorporation, and has full power and authority to enter into this Agreement.

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ARTICLE 4
NOTICE

The Parties agree that Parties’ address and other contact information for purposes of all notices, consents or waivers of the Agreement are set forth below:
BeOne Medicines, Ltd.
c/o BeOne Medicines I GmbH
Aeschengraben 27
4051 Basel, Switzerland
Attention: Managing Director

With a copy to:

BeOne Medicines
c/o Norma Avelar
BeOne Medicines USA, Inc.
55 Cambridge Parkway, Suite 700W
Cambridge, MA 02142, U.S.A.
Attention: Chan Lee, Senior Vice President, General Counsel & Corporate Secretary
Email: [***]

BeOne Pharmaceutical (Suzhou) Co., Ltd.
Building 9
Biological Industrial Park
No. 218, Sangtian Street
Suzhou Industrial Park
Suzhou, China (Jiangsu) Pilot Free Trade Zone
Attention: Managing Director

Zymeworks BC Inc.
114 East 4th Avenue, Suite 800, Vancouver, BC, Canada V5T 1G4
E-mail addresses: [***]
Attention: Legal Department

with a copy to:

Wilson Sonsini Goodrich & Rosati
One Boston Place
201 Washington, St., Suite 2000
Boston, MA 02108
Attention: Farah B. Gerdes, Esq.
E-mail address: [***]

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ARTICLE 5
MISCELLANEOUS

5.1 This Agreement (a) shall be effective as of December 6, 2024 (“Effective Date”), and shall continue in effect, unless otherwise terminated by the Parties, (b) shall be governed by and construed in accordance with the laws of the State of New York without reference to any rules of conflict of laws, (c) shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns, (d) shall not be amended, modified, supplemented or waived except in a writing signed by each Party, and (e) may be executed in one (1) or more counterparts, including counterparts by facsimile and electronic delivery in portable document format, each of which shall be deemed to be an original, but all of which together shall constitute and be one and the same instrument. The failure of any Party to strictly enforce any of the terms or conditions of this Agreement will not be considered as a waiver of any right hereunder nor will it deprive that Party of the right at some other time to insist upon strict adherence to that term or condition or to any other terms or conditions.
5.2 The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
5.3 Capitalized terms used herein and not otherwise defined have the meanings set forth in the Original Agreement.
5.4 Except as specifically set forth in this Agreement, the Original Agreement shall remain in full force and effect. The validity of any performance, claims, and demands made by Zymeworks to BeOne based on the Original Agreement prior to the execution date of this Agreement shall not be affected by the execution or effectiveness of this Agreement. This Agreement shall automatically terminate upon expiration or termination of the Original Agreement, provided that termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such termination.
5.5 This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement.
[Remainder of the Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized signatories as of the date indicated below.

ZYMEWORKS BC INC.
By: /s/ Daniel Dex
Name: Daniel Dex
Title: General Counsel
Date: 10/30/2025

BEONE MEDICINES LTD.
By: /s/ Chan Lee
Name: Chan Lee
Title: Senior Vice President, General Counsel and Assistant Secretary
Date: 10/27/2025

BEONE PHARMACEUTICAL (SUZHOU) CO., LTD.
By: /s/ Dr. Xiaobin Wu
Name: Dr. Xiaobin Wu
Title: Chairman
Date: 10/29/2025

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APPENDIX 1
License and Collaboration Agreement
[The Original Agreement has been previously filed with the Securities and Exchange Commission. For additional information, please refer to Exhibit 10.20 to Zymeworks Inc.’s Annual Report on Form 10-K filed on March 5, 2025.]

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